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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                                December 22, 1997
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                Date of Report (Date of Earliest Event Reported)




                     TRANSCONTINENTAL REALTY INVESTORS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




      Nevada                        0-13291                      94-6565852
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(State of Incorporation)           (Commission                  (IRS Employer
                                    File No.)                Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX                    75231
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(Address of Principal Executive Offices)                              (Zip Code)




Registrant's Telephone Number, Including Area Code: (214) 692-4700




                               Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On December 22, 1997, Transcontinental Realty Investors, Inc. (the "Company" or "Registrant") purchased the Fairpark Apartments, a 49 unit apartment complex in Los Angeles, California, for $2.0 million, approximately .8% of the Company's assets at December 31, 1996. The seller of the property was Ulico Fair Park Partnership, L.P.

Also on December 22, 1997, the Company purchased the Villa Piedra Apartments, a 132 unit apartment complex in Los Angeles, California, for $4.7 million, approximately 1.9% of the Company's assets at December 31, 1996. The seller of the property was Ulico Villa Piedra Partnership.

On December 30, 1997, the Company purchased the Lexington Center, a 74,603 square foot office building in Colorado Springs, Colorado, for $5.3 million, approximately 2.2% of the Company's assets at December 31, 1996. The seller of the property was The Navigators.

Also on December 30, 1997, the Company purchased the Timbers Apartments, a 180 unit apartment complex in Tyler, Texas, for $2.3 million, approximately .9% of the Company's assets at December 31, 1996. The seller of the property was John Hancock Mutual Life Insurance Company.

In addition to the Fairpark Apartments, Villa Piedra Apartments, Lexington Center and Timbers Apartments acquisitions discussed above, the Company has purchased seven apartment complexes, one in Phoenix, Arizona in March 1997, one in Houston, Texas also in March 1997, one in Irving, Texas in May 1997, one in Sterling, Virginia also in May 1997, one in Fort Worth, Texas in September 1997, one in Phoenix, Arizona in October 1997 and one in Odessa, Texas also in October 1997. The Company has also purchased two office buildings, one in Houston, Texas in March 1997 and the other in Bonita, California in September 1997, and one warehouse facility in Fort Worth, Texas in October 1997. These properties were purchased for a total of $45.0 million and represent approximately 17.75% of the Company's assets at December 31, 1996. The Company paid a total of $15.1 million in cash and financed the remainder of the purchase prices. The mortgages secured by the properties bear interest at variable rates ranging from 8.07% to 10.5% per annum and mature in June 1998 to October 2007.

In 1997, the Company has also sold two retail centers, one in February 1997 and one in November 1997, a parcel of land in February 1997, a single family dwelling in April 1997 and an office building in December 1997. In connection with these sales, the Company received net cash totaling $27.7 million.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The sellers have informed the Company that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than February 20, 1998.





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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     TRANSCONTINENTAL REALTY
                                     INVESTORS, INC.





Date:    January 9, 1998             By:      /s/ Thomas A. Holland
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                                         Thomas A. Holland
                                         Executive Vice President and
                                         Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)





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